                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY



================================================================================




                            ASSET PURCHASE AGREEMENT


                                      AMONG


                      TRANSWESTERN PUBLISHING COMPANY LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,


                           UNIVERSAL PHONE BOOKS, INC.
                             A MICHIGAN CORPORATION,

                                       AND

                     UNIVERSAL PHONE BOOKS OF JACKSON, INC.
                             A MICHIGAN CORPORATION,


                                      DATED
                                      AS OF

                                NOVEMBER 20, 1998




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                         PAGE
ARTICLE 1 -  DEFINITIONS...................................................................1

ARTICLE  2 - PURCHASE AND SALE.............................................................5

        2.1  Purchased Assets..............................................................5
             (a)    Asset Purchase.........................................................5
             (b)    Limited Assumed Liabilities............................................6
             (c)    Excluded Liabilities...................................................7

        2.2  Purchase Price................................................................7

        2.3  Closing Date Transactions.....................................................8
             (a)    Closing................................................................8
             (b)    Deliveries on the Closing Date.........................................8

        2.4  Payment of Pre-Paid Costs on the Closing Date.................................8

        2.5  Seller Note Adjustment........................................................9

ARTICLE 3 -  REPRESENTATIONS AND WARRANTIES...............................................11

        3.1  Representations and Warranties of Sellers....................................11
             (a)    Organization, Qualification and Corporate Power.......................11
             (b)    Authorization of Transaction..........................................11
             (c)    Noncontravention......................................................11
             (d)    Governmental Consent..................................................12
             (e)    Recent Events.........................................................12
             (f)    Intellectual Property.................................................13
             (g)    Contracts and Commitments.............................................13
             (h)    Financial Statements..................................................14
             (i)    Accuracy of Information Furnished.....................................14
             (j)    Customer Contract Receivables; Advance Payments.......................14
             (k)    Employees and Employee Benefit Plans..................................15
             (l)    Legal Compliance with Laws............................................15
             (m)    Litigation; Proceedings...............................................15
             (n)    Title and Sufficiency of Assets.......................................15
             (o)    Directory Listings....................................................16
             (p)    Brokers' Fees.........................................................16
             (q)    Tax Matters...........................................................16
             (r)    Leases................................................................18
             (s)    Customers and Suppliers...............................................20

             (t)    Disclosure............................................................20
             (u)    Closing Date..........................................................20

        3.2  Representations and Warranties of TransWestern...............................21
             (a)    Organization..........................................................21
             (b)    Authorization of Transaction..........................................21
             (c)    Noncontravention......................................................21
             (d)    Governmental Consent..................................................21
             (e)    Brokers' Fees.........................................................21
             (f)    Closing Date..........................................................22

ARTICLE 4 -  COVENANTS....................................................................22

        4.1  Pre-Closing Covenants........................................................22
             (a)    Affirmative Covenants Concerning the Business.........................22
             (b)    Negative Covenants Concerning the Business Prior to Closing...........23
             (c)    Exclusivity...........................................................24
             (d)    General Obligation to Close...........................................25

        4.2  Other Covenants..............................................................25
             (a)    Full Access...........................................................25
             (b)    Notice of Developments................................................25
             (c)    Employee Matters......................................................25

        4.3  TransWestern's Post-Closing Collection Obligation............................26

ARTICLE 5 -  CONDITIONS...................................................................26

        5.1  Conditions To Closing........................................................26
             (a)    Conditions to Closing Obligations of TransWestern.....................26
             (b)    Conditions to Closing Obligations of Sellers..........................28

ARTICLE 6 - TERMINATION...................................................................29

        6.1  Termination..................................................................29

        6.2  Effect of Termination........................................................30

ARTICLE 7 -  ADDITIONAL AGREEMENTS........................................................30

        7.1  Post-Closing Assistance......................................................30

        7.2  Confidentiality..............................................................31
             (a)    Information Concerning the Parties....................................31
             (b)    Notice of Compulsory Disclosure.......................................31

        7.3  Non-Competition..............................................................31

        7.4  Indemnification..............................................................32

        7.5  Arbitration..................................................................34

        7.6  Miscellaneous................................................................36
             (a)    Representations and Warranties........................................36
             (b)    Press Releases and Announcements; Notice to Customers.................36
             (c)    Further Transfers and Assurance.......................................37
             (d)    Name and Logos of Parties.............................................37
             (e)    No Third Party Beneficiaries..........................................37
             (f)    Entire Agreement......................................................37
             (g)    Succession and Assignment.............................................37
             (h)    Counterparts..........................................................37
             (i)    Headings..............................................................38
             (j)    Notices...............................................................38
             (k)    Governing Law.........................................................38
             (l)    Amendments and Waivers................................................38
             (m)    Severability..........................................................39
             (n)    Expenses..............................................................39
             (o)    Taxes; Recording Charges..............................................39
             (p)    Construction..........................................................39
             (q)    Incorporation of Exhibits and Schedules...............................40
             (r)    Number and Gender.....................................................40

EXHIBITS

        Exhibit A            Pro Forma
        Exhibit B            Form of Seller Note
        Exhibit C-1 &C-2     Form of Bills of Sale
        Exhibit D            Form of Opinion of Sellers' Counsel






SCHEDULES                                                Section Reference
---------                                                -----------------
          Receivables Schedule                              Definitions
          Pre-Paid Deferred Costs Schedule                  Definitions
          Pre-Paid Direct Costs Schedule                    Definitions
          Contracts Schedule                                2.1(a)(vi)
          Assumed Lease Schedule                            2.1(a)(vii)
          Fixed Assets Schedule                             2.1(a)(xii)
          Assumed Liability Schedule                        2.1(b)(ii)
          Purchase Price Allocation Schedule                2.2(b)
          Recent Events Schedule                            3.1(e)
          Intellectual Property Schedule                    3.1(f)
          Financial Statements Schedule                     3.1(h)
          Litigation Schedule                               3.1(m)
          Taxes Schedule                                    3.1(q)
          Real Property Schedule                            3.1(r)
          Employee Schedule                                 4.2(c)

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 20, 1998, by and among TransWestern Publishing Company LLC, a Delaware limited liability company ("TransWestern"), Universal Phone Books, Inc., a Michigan corporation, and Universal Phone Books of Jackson, Inc., a Michigan corporation (each a "Seller" and collectively, "Sellers"). TransWestern and Sellers sometimes are referred to herein individually as a "Party" and collectively as the "Parties."

        Each of Sellers and TransWestern are in the business of printing, publishing and distributing telephone directory "yellow pages." Subject to the terms and conditions set forth herein, TransWestern desires to acquire from Sellers and Sellers desire to sell to TransWestern substantially all of their businesses, assets and properties including all of their businesses and assets of or relating to each of the Tri-Cities Directory, the Lansing & Tri-County Area Directory, the Ann Arbor, Ypsilanti & Washtenaw County Area Directory, and the Jackson & Jackson County Area Directory (each as defined below and sometimes referred to herein collectively as the "Directories"; each, a "Directory").

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:


                             ARTICLE 1 - DEFINITIONS

        "Accounts Receivable Measurement Date" means the First Accounts Receivable Measurement Date or Second Accounts Receivable Measurement Date, as applicable.

        "Actual Net Collection Amount" means the aggregate amount of cash received by TransWestern or Sellers, including recoveries, after the Closing Date through the period ending on each of the Accounts Receivable Measurement Dates, as applicable, with respect to any unpaid Customer Contract associated with the Fiscal Year Receivables.

        "Advance Payment" means a customer payment received by either Seller (or TransWestern, as the case may be) with respect to any Customer Contract associated with any edition of any Directory prior to publication of such edition.

        "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

        "Ann Arbor, Ypsilanti & Washtenaw County Area Directory" means the telephone directory owned by Universal Phone Books, Inc. as of the date hereof and projected to cover those areas in Michigan which fall within the following zip codes: 48103, 48104, 48105, 48106, 48107,

48108, 48109, 48111, 48113, 48116, 48118, 48130, 48158, 48160, 48165, 48169,
48170, 48176, 48178, 48179, 48189, 48191 48197 and 48198. The "1998, 1999 Ann
Arbor Ypsilanti & Washtenaw County Area Directory," for example, means the edition of such Directory published in March, 1998.

        "Auditors" means the accountants engaged by TransWestern to perform an audit of Sellers' financial books and records for the twelve-month period ended September 30, 1998.

        "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

        "Collected Accounts Receivable" means, with respect to any edition of any Directory, all cash amounts collected by any Party with respect to any Customer Contract relating to such edition of such Directory after the date of the publication of such edition.

        "Customer Contract" means any written contract or agreement (other than trade contracts) between Sellers and any of their customers (or under which Sellers have rights) which has been entered into and signed by the parties thereto in connection with the publication of the Directories and corresponding provision of Directory Services.

        "Deferred Costs" means, collectively, determined with respect to any Directory (or edition thereof) the categories of indirect costs and expenses which are allocated to such Directory in the Ordinary Course of Business, only as set forth on the attached "Pre-Paid Deferred Costs Schedule."

        "Direct Costs" means, collectively, determined with respect to any Directory (or edition thereof) all (i) sales commissions, salaries, benefits, payroll taxes and related travel expenses for account executives only to the extent allocable to or associated with such Directory (or edition thereof), (ii) license fees for white pages, and (iii) third party paper, printing, production (including, without limitation, ad creation, colorization, listing and keying) and shipping costs and (iv) distribution costs, in each case, as set forth in the Pro Forma.

        "Directory Services" means the printing and publishing of advertisements in any Directory.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder.

        "Estimated Bad Debt Reserve" means $408,000 minus the aggregate amount of all adjustments to and write-offs (which shall not include trade credits) with respect to any Fiscal Year Receivables, as set forth on the Receivables Schedule.

        "Estimated Net Collection Amount" means the Fiscal Year Receivables as of the Closing Date, minus the Estimated Bad Debt Reserve.

        "First Accounts Receivable Measurement Date" means the last day of the 9-month period following the Closing Date.

        "Fiscal Year Receivables" means the aggregate amount of the outstanding accounts receivable as of the Closing Date for Prior Directories published during the Sellers' fiscal year ending September 30, 1998, as set forth in the "Receivables Schedule" attached hereto.

        "Future Edition Customer Contract" means any Customer Contract associated with any Future Edition, but excluding the Lansing & Tri-County Area Directory published in December, 1998.

        "Future Edition" means any edition of any of the Directories which is published after the Closing Date, but excluding the Lansing & Tri-County Area Directory published in December, 1998.

        "GAAP" means United States generally accepted accounting principles applied in a manner consistent with the Latest Balance Sheet (as defined in Section 3.1(h)).

        "Intellectual Property" means all (i) patents, patent applications, patent disclosures, and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof (including without limitation the name "Universal Phone Books" or any similar name), (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, software products in development, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial (excluding employee benefit plans), marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (vii) copies and tangible embodiments thereof (in whatever form or medium).

        "Jackson & Jackson County Area Directory" means the telephone directory owned by Universal Phone Books of Jackson, Inc. as of the date hereof which covers those areas of Michigan which fall within the following zip codes: 49201, 49202, 49203, 49204, 49224, 49230, 49234, 49237, 49240, 49241, 49246, 49251,
49258, 49259, 49264, 49269, 49272, 49277, 49284, 49283, 49285, 49261, and 49254.
"1998, 1999 Jackson & Jackson County Directory," for example, means the edition of such Directory published in April 1998.

        "Lansing & Tri-County Area Directory" means the telephone directory owned by Universal Phone Books, Inc. as of the date hereof which covers those areas of Michigan which fall within the following zip codes: 48824, 48825, 48826, 48827, 48835, 48836, 48837, 48840, 48842, 48848, 48851, 48853, 48854,
48857, 48860, 48861, 48864, 48872, 48873, 48875, 48876, 48879, 48882, 48890,
48892, 48894, 48895, 48906, 48910, 48911, 48912, 48913, 48915, 48917, 48918,

48919, 48921, 48922, 48933, 49076, 49096, 49264, 49285. "1998, 1999 Lansing &
Tri-County Area Directory," for example, means the edition of such Directory published in December 1997.

        "Liability" or "Liabilities" means any liability (whether known or unknown, whether asserted or not asserted, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

        "Loss" means any loss, Liability, damage or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

        "Material Adverse Effect" means any change, event or occurrence which has a material adverse effect upon the assets, business, operations, prospects or condition (financial or otherwise) of any Directory or the Directories considered as a whole or Sellers and the Directories considered as a whole.

        "Ordinary Course of Business" means the ordinary course of business of Sellers consistent with past custom and practice of Sellers (including with respect to quantity and frequency).

        "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

        "Pre-Paid Deferred Costs" means the good faith estimate of Sellers of any Deferred Costs as associated with any Future Editions which are paid, or will be paid, by Sellers as of the Closing Date as set forth in the "Pre-Paid Deferred Costs Schedule" attached hereto.

        "Pre-Paid Direct Costs" means the good faith estimate of Sellers of any Direct Costs associated with any Future Editions which are paid, or will be paid, by Sellers as of the Closing Date as set forth in the "Pre-Paid Direct Costs Schedule" attached hereto, and which are evidenced by a receipt in the amounts set forth on the Pro Forma attached hereto.

        "Prime Rate" means the prime rate of interest as published from time to time in the Wall Street Journal.

        "Prior Edition" means all editions of any Directory which have a publication date prior to the Closing Date, and shall also include the 1998, 1999 Lansing & Tri-County Area Directory.

        "Pro Forma" means the pro forma statement of Advance Payments and Direct Costs (separately identifying the Pre-Paid Direct Costs and other Direct Costs) delivered by Sellers to TransWestern on the Closing Date and attached hereto as Exhibit A on the Closing Date.

        "Sales/Use Tax Liability" means any state sales and use Tax Liability for periods (or portions thereof) ending on or prior to the Closing Date relating to or arising in connection with Sellers business or operations.

        "Second Accounts Receivable Measurement Date" means the last day of the 18-month period following the Closing Date.

        "Security Interest" means any mortgage, pledge, security interest, encumbrance, lien or charge, of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against Sellers, any Affiliate of Sellers or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to Sellers under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

        "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, communications, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transaction, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

        "Tri-Cities Directory" means the telephone directory owned by Universal Phone Books, Inc. as of the date hereof which covers those areas of Michigan which fall within the following zip codes: 48415, 48417, 48457, 48460, 48601, 48602, 48603, 48605, 48606, 48607, 48608, 48609, 48611, 48614, 48616, 48618,
48623, 48626, 48628, 48631, 48634, 48637, 48640, 48641, 48642, 48650, 48655,
48657, 48701, 48706, 48707, 48708, 48722, 48724, 48732, 48733, 48734, 48747,
48757, 48758 and 48768. "1997, 1998 Tri-Cities Directory," for example, means the edition of such Directory published in October 1997.



                          ARTICLE 2 - PURCHASE AND SALE

        2.1 Purchased Assets.

        (a) Asset Purchase. On the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated herein (the "Closing"), TransWestern agrees to purchase from Sellers, and Sellers agrees to sell, transfer, convey and deliver to TransWestern, free and clear of any Security Interest, all of Sellers' right, title and interest in and to the following assets (collectively, the "Purchased Assets"):

            (i) customer files and records and data contained therein (including, without limitation, customer lists, customer correspondence and customer telephone numbers) relating to any edition of any Directory, together with copies of all Customer Contracts;

            (ii) all Customer Contracts with respect to all Future Editions;

            (iii) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, in each case associated with, relating to or used by Sellers in connection with the ownership, operation or publication of any Directories;

            (iv) all Advance Payments and all accounts, notes and other receivables arising in connection with any Future Editions of the Directories;

            (v) all Pre-Paid Direct Costs and all Pre-Paid Deferred Costs;

            (vi) agreements, contracts, purchase orders, contractual rights and other similar arrangements identified as "Other Assumed Contracts" on the attached "Contracts Schedule";

            (vii) the leases set forth on the attached "Assumed Leases
        Schedule";

            (viii) all claims, refunds, rights of recovery, rights of set off and rights of recoupment of any kind relating to any Future Editions;

            (ix) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies associated with, relating to or arising out of or as a result of the ownership or operation of the Directories;

            (x) rights to receive mail (except mail solely involving the post-Closing Date operation of the Sellers' businesses (other than the ownership and operation of the Directories) and subject to the right of Sellers to review all mail relating to pre-Closing Date matters), telephone calls and other communications addressed to or directed at Sellers (including mail, telephone calls and other communications from customers (including, without limitation, any customer inquiries regarding the terms or provision of Directory Services pursuant to any Customer Contract), suppliers, distributors, agents and others) and payments relating to the Purchased Assets;

            (xi) ad-copy, drawings, specifications, advertising and promotional materials, studies, reports and other printed or written materials relating to, associated with or used by Sellers in connection with the ownership or publication of any Directories;

            (xii) the fixed assets set forth on the attached "Fixed Assets Schedule"; and

            (xiii) all other assets, rights, properties and interests of every kind and nature, whether tangible or intangible, and wherever located and possessed and owned by Sellers or used by Sellers or in connection with the operations of Sellers' business as of the Closing Date to the extent such assets relate to the ownership of any Directories as now and as proposed to be owned and operated or the advertising, publication or printing of any Future Editions in a manner consistent with Sellers' and TransWestern's current practice and the intent of the Parties as expressed in this Agreement.

        (b) Limited Assumed Liabilities. Notwithstanding anything herein to the contrary, from and after the Closing Date, TransWestern will not assume or in any way be responsible for any Liabilities of Sellers or any other Liabilities whatsoever arising out of or relating to the condition or operation of the Directories at any time as of or prior to the Closing Date or, except as set forth in the following sentence, any other Liabilities. Subject to the terms and satisfaction of the conditions in this Agreement, from and after the Closing Date, TransWestern will assume and agree to pay, defend, discharge and perform as and when due only the following specific Liabilities of Sellers that relate exclusively to the ownership and operation of the Directories after the Closing (the "Assumed Liabilities"):

            (i) Liabilities accruing on or after the Closing Date pursuant to the contracts and leases which are set forth on the attached "Contracts Schedule" or the "Assumed Lease Schedule," but only to the extent such contracts or leases are actually assigned to TransWestern (but excluding any Liability relating to or arising out of such contracts and leases as a result of (A) any breach of such contracts or leases occurring on or prior to the Closing Date, (B) any violation of law, breach of warranty, tort or infringement occurring on or prior to the Closing Date, (C) event or condition occurring or existing prior to the Closing Date or
        (D) with respect to the foregoing items (A), (B) and (C), any related charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand); and

            (ii) current Liabilities arising in the Ordinary Course of Business and classified as such on the Latest Balance Sheets or incurred in the Ordinary Course of Business after the date of the Latest Balance Sheets (as defined in Section 3.1(h)) to the extent such current Liabilities are reflected on the attached Assumed Liability Schedule and not paid prior to the Closing Date.

        (c) Excluded Liabilities. TransWestern shall not assume or be liable for any Liability of, or on behalf of, Sellers other than the Assumed Liabilities (such other Liabilities being collectively referred to herein as the "Excluded Liabilities") regardless of whether such other Liability is disclosed herein or on any schedule hereto. Without in any way limiting the generality of the foregoing sentence, Excluded Liabilities specifically includes any Liability resulting from any error, omission or illegality arising out of, relating to or in connection with sales into, or the printing or publication of any Prior Editions. Sellers each acknowledge that Sellers are retaining the Excluded Liabilities and that Sellers, severally, shall have full responsibility to pay, discharge and perform any Excluded Liabilities promptly when due.

        2.2 Purchase Price.

        (a) The total purchase price payable by TransWestern to Sellers for the Purchased Assets (the "Purchase Price") shall be equal to the result of:

            (i) the assumption by TransWestern of the Assumed Liabilities; plus

            (ii) $13,367,000, as adjusted pursuant to Section 2.4 (the "Base Purchase Price"); plus

            (iii) a promissory note with a term of 18 months from the date of issue, bearing interest at a rate equal to the Prime Rate per annum, in an aggregate principal amount of $2,000,000, subject to adjustment pursuant to Sections 2.5, in the form set forth in Exhibit B (the "Seller Note").

        (b) The Purchase Price shall be allocated among the Purchased Assets and the noncompetition agreement in Section 7.3 as set forth in the "Purchase Price Allocation Schedule" attached hereto. The allocation of the Purchase Price among the Purchased Assets and the noncompetition agreement set forth in Section 7.3 hereof shall be made in a manner consistent with the provisions of Section 1060 of the Code and applicable Treasury Regulations thereunder, and mutually agreeable to the parties. Such determination shall be used by the Parties in allocating the Purchase Price and in preparing (a) Form 8594, Asset Acquisition Statement, for each of TransWestern and Sellers, and (b) all Tax Returns. Each of TransWestern and Sellers shall file Form 8594, prepared in accordance with this section, with its federal income Tax Return for its Tax period including the Closing Date.

        2.3 Closing Date Transactions.

        (a) Closing. Subject to the terms and conditions set forth in this Agreement, the Closing shall take place via facsimile and wire transfer of funds upon the earlier of five (5) business days after satisfaction of all of the conditions set forth in Article V or such other date which is mutually acceptable to the parties, and November 30, 1998 (the "Closing Date").

        (b) Deliveries on the Closing Date. On the Closing Date:

            (i) TransWestern shall deliver to Sellers the Base Purchase Price, by wire transfer of immediately available funds to an account designated by Sellers.

            (ii) TransWestern shall deliver to Sellers the Seller Note.

            (iii) TransWestern shall deliver to Sellers (A) the various certificates, instruments and documents referred to in Section 5.1(b) and (B) such other instruments of assumption as Sellers may reasonably request in form reasonably satisfactory to Sellers and consistent with the provisions of this Agreement.

            (iv) Sellers shall deliver to TransWestern bills of sale in the form attached hereto as Exhibits C-1 and C-2.

            (v) Sellers shall deliver to TransWestern (A) the various certificates, instruments and documents referred to in Section 5.1(a) and (B) all other documents, instruments of sale, transfer, conveyance and assignment as TransWestern may reasonably request with respect to the Purchased Assets in form and substance reasonably satisfactory to TransWestern and consistent with the provisions of this Agreement.

            (vi) Sellers shall deliver to TransWestern evidence that all security interests and other liens or encumbrances in any of the Purchased Assets have been released.

        2.4 Payment of Pre-Paid Direct Costs on the Closing Date. On the Closing Date, TransWestern shall acquire the Pre-Paid Direct Costs and the Pre-Paid Deferred Costs from Sellers by offsetting the aggregate amount of the Pre-Paid Direct Costs and the Pre-Paid Deferred Costs against the aggregate amount of the Advance Payments included in the Purchased Assets. The PrePaid Deferred Costs are set forth on the attached Pre-Paid Deferred Costs Schedule. At least three
(3) but no more than five (5) business days prior to the Closing Date, Sellers shall deliver to TransWestern a Pro Forma statement setting forth Sellers' estimate as of the Closing of the aggregate Advance Payments included in the Purchased Assets and of the Pre-Paid Direct Costs and Pre-Paid Deferred Costs. TransWestern shall have the opportunity to review such Pro Forma statement and raise questions or objections regarding the estimates of the Advance Payments, the Pre-Paid Direct Costs and the Pre-Paid Deferred Costs set forth therein and Sellers shall deliver to TransWestern all documentation requested by TransWestern or used by Sellers in calculating such estimates. The Parties shall use their respective best efforts to agree on the aggregate amount of such Advance Payments and the amount of Pre-Paid Direct Costs and Pre-Paid Deferred Costs as of the Closing Date, which agreement shall be reflected on the Pro Forma and which shall be final and binding on the Parties. If the aggregate amount of the Advance Payments included in the Purchased Assets exceeds the aggregate amount of Pre-Paid Direct Costs and Pre-Paid Deferred Costs, the Base Purchase Price shall be reduced dollar-for-dollar by the amount of such excess. If the aggregate amount of Pre-Paid Direct Costs and Pre-Paid Deferred Costs exceed the aggregate amount of such Advance Payments, the Base Purchase Price shall be increased dollar-by-dollar by the amount of such difference.

        2.5 Seller Note Adjustment.

        (a) For purposes of determining the Estimated Net Collection Amount, Sellers and TransWestern, at least two (2) business days prior to the Closing Date, shall attempt in good faith to agree on such amount. If the parties are unable to agree on the Estimated Net Collection Amount, such amount shall be determined by the President of each Seller in good faith based on each Sellers' most recently available books and records.

        (b) Not later than twenty (20) business days following each Accounts Receivable Measurement Date, TransWestern shall in good faith prepare and deliver to each Seller a statement (the "Net Collections Statement") setting forth, as of such date, its calculation of the Actual Net Collection Amount as of such Accounts Receivable Measurement Date, together with a statement of Collected Accounts Receivable and Advance Payments received since the Closing Date, with respect to each edition of each Directory. The Net Collections Statement shall be based on Seller's' and TransWestern's books and records and customer checks, bank statements and other documentation. Sellers shall review the Net Collections Statement and raise questions or objections regarding the Net Collections Statement and the Parties shall use their respective best efforts to agree on such Actual Net Collection Amount as soon as practicable but in any event within five (5) business days of TransWestern's delivery of the Net Collections Statement to Sellers.

        (c) In the event that Sellers dispute TransWestern's calculation of the Actual Net Collection Amount as set forth on the Net Collections Statement, or any of the components thereof, and TransWestern and Sellers are unable to resolve any such disputed matters regarding the Net Collections Statement within twenty (20) business days after the delivery of the Net Collections Statement to Sellers, TransWestern and Sellers shall refer all remaining disputes concerning the Net Collections Statement to a certified public accounting firm mutually agreed to by the Parties (the "Independent Accounting Firm"). The Parties shall instruct the Independent Accounting Firm to promptly (and in any event within twenty (20) business days after submission of the disputes to the Independent Accounting Firm) resolve such disputed matters; provided, that Sellers and TransWestern are unable to agree upon an Independent Accounting Firm within five
(5) days, Sellers and TransWestern shall, within five (5) days thereafter select a nationally recognized accounting firm by lot (after Sellers and TransWestern each exclude one such accounting firm). TransWestern and Sellers will make available to the Independent Accounting Firm at reasonable times and upon reasonable notice during the pendency of any dispute under this clause (b) the work papers and back-up materials used in preparing the Net Collections Statement and the books and records of Sellers and shall have the right to meet with the Independent Accounting Firm during this period and to present their respective positions. The resolution of disputes by the Independent Accounting Firm and its determination of the Actual Net Collection Amount will be set forth in writing and will be conclusive and binding upon the Parties.

        (d) The Independent Accounting Firm will determine the allocation of its costs and expenses in determining the Actual Net Collection Amount based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if Sellers claims the Actual Net Collection Amount is $1,000 greater than the amount determined by TransWestern and its accountants, and TransWestern contests only $500 of the amount claimed by Sellers, and if the Independent Accounting Firm ultimately resolves the dispute by awarding Sellers $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 divided by 500) to TransWestern and 40% (i.e., 200 divided by 500) to Sellers.

        (e) If as of the First Accounts Receivable Measurement Date: (i) Fiscal Year Receivables minus the Actual Net Collection Amount determined in connection with such Accounts Receivable Measurement Date is equal to or less than $800,000; and cumulative write-offs and adjustments to the Fiscal Year Receivables have not exceeded $408,000, then TransWestern shall within 2 days following such determination prepay an amount of principal on the Seller Note equal to $1,500,000 and any accrued but unpaid interest on the Seller Note at such time.

        (f) Following the Second Accounts Receivable Measurement Date, within 2 business days after the Actual Net Collection Amount has been determined pursuant to this Section 2.5,

            (i) if the Actual Net Collection Amount exceeds the Estimated Net Collection Amount (such excess, the "Excess Margin Amount"), then the principal amount of the Seller Note shall be increased automatically effective as of the Closing Date by an amount equal to the product of
        (x) 3.0 multiplied by (y) the Excess Margin Amount; and

            (ii) if the Actual Net Collection Amount is less than the Estimated Net Collections (such difference, the "Deficient Collections Amount"), then the principal amount of the Seller Note shall be reduced automatically effective as of the Closing Date by an amount equal to the product of (x) 3.0 multiplied by (y) the Deficient Collections Amount. In no event shall TransWestern have recourse against Sellers for the portion (if any) of the Deficient Collections Amount which exceeds the principal amount of the Seller Note.


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of Sellers. As a material inducement to TransWestern to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers hereby jointly and severally represent and warrant to TransWestern that:

               (a) Organization, Qualification and Corporate Power. Sellers are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan, and which jurisdiction represents the sole jurisdiction in which the conduct of their business or their ownership of property require them to be so qualified.

               (b) Authorization of Transaction. Sellers have full requisite corporate power and authority and all material licenses, permits and authorization necessary to own and operate the Directories, provide Directory Services and carry on their telephone directory business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and the other agreements contemplated hereby to which they are a party and to perform their respective obligations hereunder and thereunder. Without limiting the generality of the foregoing, Sellers have obtained all consents and approvals that are necessary for Sellers to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Sellers. Each of this Agreement and each of the other agreements contemplated hereby to which Sellers are a party, respectively, constitutes the valid and legally binding obligations of such Person, enforceable against such Person in accordance with its respective terms and conditions.

               (c) Noncontravention. Neither the execution and the delivery of this Agreement and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any authorization, consent, approval, execution or other action by or notice to any third party under, Sellers' certificates of incorporation or bylaws or any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, instrument of indebtedness, Lien, or other arrangement by which Sellers are bound or affected or to which any of the Purchased Assets is subject, or any law, statute, rule, regulation, order, judgment, decree, stipulation, injunction, charge or other restriction, to which Sellers are subject or to which any of the Purchased Assets is subject.

               (d) Governmental Consent. Sellers are not required to give any notice to, make any material declaration to or registration or filing with, or to obtain any permit, license, consent, accreditation, exemption, approval or authorization from, any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

               (e) Recent Events. Except as described in the attached Recent Events Schedule, since September 30, 1998, Sellers have not experienced any change that has had a Material Adverse Effect. Without limiting the generality of the foregoing, since such date:

                      (i) Sellers have not sold, leased, transferred or assigned any of the Purchased Assets, except pursuant to this Agreement;

                      (ii) Sellers have not entered into any agreement,
               contract, lease or license with respect to the Directories (or any series of related agreements, contracts, leases or licenses) other than in the Ordinary Course of Business;

                      (iii) no party has, accelerated, terminated, modified or
               canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $10,000 to which Sellers are a party or by which Sellers are bound and no party intends to take such action;

                      (iv) Sellers have not delayed or postponed the payment of
               accounts payable relating to or affecting the Directories or the operation of the Directories or other Liabilities associated with the operation of the Directories outside the Ordinary Course of Business;

                      (v) there has not been any other material occurrence,
               event, incident, action, failure to act or other transaction outside the Ordinary Course of Business;

                      (vi) Sellers have not increased or decreased billing rates under their Customer Contracts and Sellers have not agreed to payment terms under any Customer Contract other than in the Ordinary Course of Business;

                      (vii) Sellers have not disclosed any information required
               to be kept confidential pursuant to Section 7.2 hereof to any Person other than TransWestern and TransWestern's agents, attorneys and accountants;

                      (viii) Sellers have not suffered any extraordinary loss,
               damage, destruction or casualty loss or waived any rights to any Purchased Asset or any other asset which, if it existed and was held by Sellers on the Closing Date, would constitute a Purchased Asset, whether or not covered by insurance and whether or not in the Ordinary Course of Business;

                      (ix) Sellers have not received any indication that any
               customer or supplier will cease, reduce or adversely affect the rate of business done with Sellers with respect to the Directories or in connection with the publication of the Directories, other than in the Ordinary Course of Business;

                      (x) Sellers have not entered into any other transaction
               relating to or affecting the Directories, individually or as a whole, other than in the Ordinary Course of Business; and

                      (xi) Sellers have not committed to any of the foregoing.

               (f) Intellectual Property. The attached "Intellectual Property Schedule" contains a complete and accurate list of all Intellectual Property owned or used by Sellers in connection with their ownership and publication of the Directories owned and such Intellectual Property comprises all proprietary or other intellectual property rights necessary for operation and publication of the Directories as currently operated and published. The Intellectual Property Schedule identifies each license, agreement, or other permission which Sellers have granted to any third party with respect to any of their Intellectual Property (together with any exceptions). With respect to each item of Intellectual Property that Sellers own in connection with the operation of the Directories: (i) the identified owner possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item. Sellers have taken all necessary or desirable action to protect each item of Intellectual Property that either Seller owns or uses.

               (g) Contracts and Commitments. Except as set forth on the attached "Contracts Schedule," other than Customer Contracts, Sellers are not party to any contract or any written or oral contract or commitment that relates to the provision of Directory Services in connection with any Directories or any of the Purchased Assets (including, without limitation, any contract with a third party or parties relating to the purchase or sale of services or products relating to any Directories), or any agreement material to the publication of any Directories, whether or not entered into in the Ordinary Course of Business. Sellers have delivered or otherwise made available to TransWestern a correct and complete copy of the standard forms of Customer Contract used in connection with any Directories and each written agreement (including all amendments thereto) identified on the Contracts Schedule. The Contracts Schedule identifies all contracts (other than Customer Contracts) associated with the Prior Editions and, to the extent available, the Future Editions, and identifies all Other Assumed Contracts included in the Purchased Assets. Sellers have delivered, or otherwise made available to TransWestern a true and complete list of all Customer Contracts associated with the Directories. With respect to each agreement identified on the Contracts Schedule and each of Customer Contracts: (A) such agreement is legal, valid, binding, enforceable, and will continue to be in full force and effect after the consummation of the transactions contemplated hereby; (B) such agreement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately after the Closing Date; and (C) Neither Sellers nor any other party are in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Sellers or permit termination, modification, or acceleration (in each case, other than by Sellers), under such agreement. Sellers have not waived or modified any limitation on liability or similar provision in any Customer Contract.

               (h) Financial Statements. The attached "Financial Statements Schedule" contains the following financial statements (the "Financial Statements"):

                      (i) the reviewed or compiled balance sheets of Sellers as
               of September 30, 1996 and 1997, and the related statements of income and changes in stockholders' equity for the twelve-month periods then ended; and

                      (ii) the unaudited balance sheets of Sellers as of
               September 30, 1998 (the "Latest Balance Sheets") and the related statements of income and changes in stockholders' equity for the twelve-month period then ended.

        Each of the foregoing Financial Statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of

        Sellers (which, in turn, are accurate and complete in all material respects) and presents fairly the financial condition and results of operations of Sellers in accordance with GAAP throughout the periods covered thereby, except for accrued vacation pay not reflected on the Financial Statements other than the Latest Balance Sheets.

               (i) Accuracy of Information Furnished. No representation or warranty of Sellers contained in this Agreement or in any document delivered to TransWestern by Sellers in connection with the transactions contemplated hereby (including, without limitation, any Customer Contract, customer list, or other records or data compiled in connection with the Directories) contains or will contain as of the date such representation and warranty is made or other document has been, is or will be furnished, any untrue statement of a material fact or omitted, omits, or will omit to state as of the date such representation or warranty is made or such document is or will be furnished, any material fact which is necessary not to make the statement contained herein or therein not misleading.

               (j) Customer Contract Receivables; Advance Payments. The receivables associated with Customer Contracts reflected on the books and records of Sellers as of the Closing Date are bona fide receivables recorded in the Ordinary Course of Business. The Advance Payments associated with Customer Contracts reflected on the books and records of Sellers as of the Closing Date are bona fide Advance Payments recorded in the Ordinary Course of Business. Such books and records of Sellers, either directly or indirectly, identify receivables associated with the Prior Editions and the Future Editions, respectively.

               (k) Employees and Employee Benefit Plans. To each of Sellers' knowledge, no employee of either Seller has any plans to terminate employment with such Seller prior to the Closing. None of the Purchased Assets is subject to any lien under ERISA or the Code; and Sellers have no liability or potential liability under Title IV of ERISA. No employee of either Seller is owed any sales commissions or bonus, other than in the Ordinary Course of Business.

               (l) Legal Compliance with Laws. Sellers have complied and are in compliance with all applicable laws, rules or regulations of any federal, state, local or foreign government or agency thereof with respect to any of the Directories and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by either Seller or filed, commenced or, threatened in writing against either Seller alleging any such violation.

               (m) Litigation; Proceedings. Except as set forth in the attached "Litigation Schedule," there are no actions, suits, proceedings, hearings, orders, investigations, charges, complaints or claims, pending or threatened, against or affecting, Sellers, or any of the Directories or the Purchased Assets or to which Sellers, the Directories or the Purchased Assets may be bound or affected, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing; Sellers are not subject to any judgment, order or decree of any court or governmental agency; Sellers have not received any opinion or memorandum or legal advice from legal counsel to the effect that they or any of the Directories or the Purchased Assets is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business and Sellers are not engaged in any legal action to recover monies due it or for damages sustained by them.

               (n) Title and Sufficiency of Assets. Sellers own good and marketable title, free and clear of all Liens, to all personal and intangible personal property and assets used by Sellers, located on Sellers' premises or shown on the Latest Balance Sheets. At the Closing, Sellers will convey good and marketable title to all of their property and assets included within the Purchased Assets, free and clear of all Liens (other than Liens and other restrictions which do not impair the current use, occupancy value or marketability of title and for current Taxes not yet due and payable for which adequate reserves have been properly recorded). The Purchased Assets so conveyed will include all of those assets (real, personal, tangible and intangible) used in connection with the ownership and operation of the Directories during the twelve months prior to the Closing Date (other than inventory or raw materials used, sold or consumed in the Ordinary Course of Business and worn out or obsolete fixed assets disposed of in the Ordinary Course of Business, other than office space and office equipment leased by Sellers in the Ordinary Course of Business) and will enable TransWestern to own and operate Directories in the same manner as operated by and conducted by Sellers prior to and as of the Closing Date.

               (o) Directory Listings. Each of the directory listings associated with the Directories has been published in the Ordinary Course of Business and in accordance with customary practices currently prevailing in the telephone directory industry for companies of a size comparable to Sellers. No such listing has been published in violation of any applicable law, code or regulation. Sellers have provided TransWestern with, or made available to TransWestern, copies of all invoices (or other evidence reasonably satisfactory to TransWestern) relating to the purchase by Sellers of the white page listings and yellow page listings used or to be used in connection with the printing and publication of any Directory.

               (p) Brokers' Fees. Sellers have no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or which TransWestern or any other party could become liable or obligated.

               (q)    Tax Matters.

                      (i) Sellers have timely filed all Tax Returns required to
               be filed by them, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. Except as set forth in the attached "Taxes Schedule," all Taxes due and payable by Sellers (whether or not shown on any Tax Return) have been paid.

                      (ii) Except as set forth in the Taxes Schedule:

                           (A) with respect to each taxable period of each
                      Seller either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority;

                           (B) no deficiency or proposed adjustment which has
                      not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against either Seller;

                           (C) Sellers have not consented to extend the time in
                      which any Tax may be assessed or collected by any taxing authority;

                           (D) Sellers have not requested or been granted an
                      extension of the time for filing any Tax Return to a date later than the Closing Date;

                           (E) there is no action, suit, taxing authority
                      proceeding or audit now in progress, pending or threatened against or with respect to either Seller with respect to any Tax;

                           (F) Sellers have not been members of an Affiliated
                      Group or filed or been included in a combined, consolidated or unitary income Tax Return (other than consolidated Tax Return filed by Sellers);

                           (G) Neither Seller is a party to or bound by any Tax
                      allocation or Tax sharing agreement and Sellers have no current or potential contractual obligation to indemnify any other Person with respect to Taxes;

                           (H) Sellers do not reasonably expect any taxing
                      authority to claim or assess any additional Taxes for any period;

                           (I) the Assumed Liabilities do not include any
                      obligation to make any payment that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law);

                           (J) no claim has ever been made by a taxing authority
                      in a jurisdiction where Sellers do not pay Tax or file Tax Returns that Sellers are or may be subject to Taxes assessed by such jurisdiction;

                           (K) Sellers have withheld and paid all Taxes required
                      to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

                           (L) Neither Seller has been a United States real
                      property holding corporation within the meaning of Code
                      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                      (iii) Sellers are required to file Tax Returns only with
               the Federal Government of the United States, the State of Michigan, the City of Jackson, Michigan, and Blackman Township, Michigan and in no other jurisdictions.

                      (iv) Sellers' unpaid Taxes (x) did not, as of the Latest
               Balance Sheets, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the faces of Latest Balance Sheets (rather than in any notes thereto) and
               (y) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the division in filing its Tax Returns.

               (r)    Leases.

                      (i) The attached "Real Property Schedule" contains a brief description of each parcel of real property used, whether owned or leased, in the conduct of each Seller's businesses (showing the record owner, legal description, permanent index number and location) (collectively, the "Real Property") and of each option held by Sellers to acquire any Real Property and each option held by Sellers to acquire any other parcels of real property. Sellers do not own any real property used in the conduct of their businesses and the operation of the Directories. Except as set forth on the Real Property Schedule, there are no contracts relating to any interest in the Real Property or the use and occupancy thereof.

                      (ii) The attached "Assumed Lease Schedule" identifies all
               of the Real Property leased or subleased to Sellers. Sellers have delivered to TransWestern correct and complete copies of the leases and subleases listed in the Assumed Lease Schedule (collectively, the "Assumed Leases"). Each of the Assumed Leases is legal, valid, binding, enforceable and in full force and effect. Neither Sellers nor any other party to such leases are in breach or default of such Assumed Lease and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit terminations, modification or accelerations under the Assumed Leases. Neither Sellers nor any party to the Assumed Leases have repudiated any provision thereof and there are no disputes, oral agreements, or forbearance programs in effect as to the Assumed Lease. The Assumed Leases have not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to TransWestern, and Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Assumed Leases.

                      (iii) with respect to each parcel of Real Property:

                             (A) Sellers have not received notice of any
                      condemnation proceedings with regard to all or any part of such Real Property and to Sellers' knowledge, there are no such proceedings contemplated by any governmental authority;

                             (B) to Sellers' knowledge, all governmental
                      licenses which are necessary to permit the lawful access, use and operation of the building and improvements thereon for their present and intended use have been obtained, are in full force and effect, and there is no pending threat of modification or cancellation of any such governmental licenses; no improvements located on such Real Property depend on any variance, grandfather rights, special use permit or other special municipal approval for their continuing legality; all utilities required for the operation of such Real Property either enter such Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of TransWestern; and all utilities are installed and operating and all installation and connection charges have been paid for in full;

                             (C) to Sellers' knowledge, the present maintenance,
                      operation, use and occupancy of such Real Property as an office, warehouse, distribution and/or manufacturing facility does not violate any law, including any zoning, building, health, environmental, pollution, fire or similar law, ordinance or regulation; Sellers have not received any notices from any governmental body in respect to such Real Property that have not been corrected; and to Sellers' knowledge, there is no plan, study, or effort by any governmental body or any nongovernmental person or agency which may adversely affect the present use of such Real Property;

                             (D) to Sellers' knowledge, the structural
                      components of the buildings on such Real Property are in a good state of repair and all electrical, plumbing, water, sewer, air conditioning, heating, ventilating, mechanical and other building systems are in good working order and repair; the roofs of such buildings are free from leaks and the improvements are free from insect infestation; and there are no latent defects in the condition of such Real Property or in the soil or geology of the land;

                             (E) Sellers have not received any notice and have
                      no knowledge of any increase in any of the factors comprising the real estate Tax bills for such Real Property, including without limitation, the assessed valuation and the Tax rate; to Sellers' knowledge, there are no assessments, general or special, which have been, or are in the process of being levied against such Real Property, and Sellers have no knowledge of any contemplated assessments;

                             (F) to Sellers' knowledge, there is not (i) any
                      intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any Security Interest upon such Real Property;
                      (ii) any intended or proposed federal, state, or local statute, ordinance, order, requirement, law, or regulation (including, but not limited to, zoning changes) which may adversely affect the current or planned use of such Real Property; or (iii) any legal proceeding threatened or pending against or affecting such Real Property nor, to Sellers' knowledge, is there any basis for any such matters;

                             (G) to Sellers' knowledge, there are no
                      encroachments onto such Real Property from any improvements on adjoining property and no improvements located on such Real Property encroach on any adjoining property;

                             (H) to Sellers' knowledge, no portion of such Real
                      Property lies within a flood hazard zone.

               (s) Customers and Suppliers. Sellers have not received any notice that any material customer or supplier intends to terminate or materially reduce its business with Sellers and no material customer or supplier has terminated or materially reduced its business with Sellers in the last twelve (12) months other than in the Ordinary Course of Business.

               (t) Disclosure. Neither this Section 3.1, the schedules hereto nor any writing delivered by Sellers to TransWestern in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact by Sellers necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed to TransWestern which materially adversely affects or could reasonably be anticipated to materially adversely affect the Directories. Except for the representations and warranties contained in this Agreement and in any schedule, exhibit or other written material delivered in connection with this Agreement, Sellers have not made any representation or warranty in connection with the transactions contemplated by this Agreement (including, without limitation, any oral representations or warranties or any representation or warranty regarding any financial projections heretofore delivered to TransWestern).

               (u) Closing Date. All of the representations and warranties made by Sellers contained in this Section 3.1 and elsewhere in the Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by Sellers to TransWestern shall be true and correct in all material respects (excluding such representations and warranties which by their own terms are already so qualified) on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to TransWestern by Sellers prior to the Closing. Prior to the Closing Date, Sellers shall notify TransWestern of any information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof and may or supplement the disclosure schedules attached hereto to reflect such information; it being understood, however, that such revisions, supplements, amendments or modifications, if any, permitted to be made pursuant to this Section 3.1(u) shall not modify the representations and warranties set forth herein for purposes of determining whether the condition set forth in
        Section 5.1 has been satisfied and shall not cure any default existing as a result of a breach of any of Sellers' representations or warranties contained in this Agreement.

               3.2 Representations and Warranties of TransWestern. As a material inducement to Sellers to execute this Agreement and consummate the transactions contemplated hereby, TransWestern hereby represents and warrants to Sellers that:

               (a) Organization. TransWestern is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. TransWestern is qualified to conduct business in each other jurisdiction wherein the nature of its business or ownership of property requires it to be so qualified except where failure to so qualify would not materially adversely effect the assets, business, operations or financial condition of TransWestern.

               (b) Authorization of Transaction. TransWestern has the power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and the other agreements contemplated hereby to which TransWestern is a party have been duly executed and delivered by TransWestern and constitute the valid and legally binding obligations of TransWestern, enforceable against TransWestern in accordance with their respective terms.

               (c) Noncontravention. The consummation of the transactions contemplated hereby will not violate or conflict with any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which TransWestern is subject or any provision of the Operating Agreement of Limited Liability Company of TransWestern.

               (d) Governmental Consent. TransWestern is not required to give any notice to, make any material declaration to or registration or filing with, or to obtain any material permit, license, consent, accreditation, exemption, approval or authorization from, any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

               (e) Brokers' Fees. TransWestern has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

               (f) Closing Date. All of the representations and warranties of TransWestern contained in this Section 3.2 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by TransWestern shall be true and correct in all material respects (excluding those representations and warranties which by their own terms are already so qualified) on the Closing Date as though then made and except as expressly disclosed in writing to Sellers by TransWestern prior to the Closing. Prior to the Closing Date, TransWestern shall notify Sellers of any information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof, may supplement this Agreement with disclosure schedules, or otherwise amend or modify its representations and warranties hereunder to reflect such information; it being understood, however, that such revisions, supplements, amendments or modifications, if any, permitted to be made pursuant to this Section 3.2(f), shall not modify the representations and warranties set forth herein for purposes of determining whether the condition set forth in
        Section 5.2 has been satisfied and shall not cure any default existing as a result of a breach of any of TransWestern's representations or warranties contained in this Agreement.


                              ARTICLE 4 - COVENANTS

               4.1    Pre-Closing Covenants.

               (a) Affirmative Covenants Concerning the Business. At all times prior to the Closing Date, Sellers shall operate only in the Ordinary Course of Business. Without limiting the foregoing, Sellers covenant and agree that:

                    (i) Sellers' telephone directory businesses and operations shall be conducted only in the Ordinary Course of Business and Sellers shall use their best efforts to preserve intact Sellers' business organizations and keep available satisfactory relationships with suppliers, customers and others having business relationships with it and promote the ordinary and smooth transition of each Sellers' businesses and the Purchased Assets to TransWestern;

                    (ii) Sellers' cash management practices (including, without limitation, the collection of receivables and the payment of payables) and Sellers' policies, practices and procedures (including, without limitation, with respect to collection of trade receivables and receivables associated with Customer Contracts, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue, acceptance of Advance Payments or other customer deposits and maintenance of the quality of the Directories) shall be maintained and conducted in the Ordinary Course of Business;

                    (iii) Sellers' current insurance policies (to the extent
               such policies relate to operation of the Directories) shall not to be canceled or terminated and no action shall be taken (or fail to be taken) to cause any of the coverage thereunder to lapse, unless, simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies to the extent practicable for market premiums are in full force and effect;

                    (iv) Sellers shall use their respective best efforts to
               retain the present employees and to maintain Sellers' relationships with their agents, distributors, licensees, suppliers and customers relating to the operation of the Directories;

                    (v) Sellers' books, accounts and records shall be maintained in accordance with GAAP;

                    (vi) Sellers' corporate name shall be maintained in full
               force and effect;

                    (vii) Sellers shall comply (and remain in compliance with)
               all legal requirements and contractual obligations applicable to or binding upon Sellers;

                    (viii) Sellers' city or county business licenses shall be
               maintained in full force and effect; and

                    (ix) Sellers shall duly and timely file (by the due date or any duly granted extension thereof) all income Tax reports and returns and non-income Tax reports and returns required to be filed with federal, state, county, local, foreign and other Tax authorities, promptly pay all Taxes indicated by such returns or otherwise lawfully levied or assessed upon Sellers or any of Sellers' properties, unless Sellers are contesting such levy or assessment in good faith and, if appropriate, have established reasonable reserves therefor, and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes required by law to be so withheld or collected.

               (b) Negative Covenants Concerning the Business Prior to Closing. At all times prior to the Closing Date, Sellers covenant and agree that Sellers will not:

                    (i) forgive, cancel, or waive any rights or any debts or
               other material obligations owed to Sellers without obtaining TransWestern's prior written consent;

                    (ii) merge or consolidate with, or purchase substantially
               all of the stock or assets of, or otherwise acquire, any corporation, partnership, association or other business organization or entity or division thereof;

                    (iii) institute any material change in the methods of
               purchase, sale, lease or accounting from those used in the Ordinary Course of Business or in the collection of accounts receivable (including receivables associated with Customer Contracts) or the payment of accounts payable other than to the extent consistent with the Ordinary Course of Business;

                      (iv) mortgage, pledge or subject to any Security Interest
               (except those for Taxes not yet due and payable) any of the Purchased Assets;

                      (v) sell, assign or transfer any of the Purchased Assets;

                      (vi) sell, assign or transfer any of Sellers' patents or
               other Intellectual Property or other intangible assets, or disclose any proprietary information to any Person;

                      (vii) terminate or in any way encourage the resignation of any employee or sales representative for any reason other than such employee's gross negligence or wilful misconduct;

                      (viii) pay or commit to pay commissions on Customer
               Contracts outside of the Ordinary Course of Business; or

                      (ix) enter into a binding commitment to do any of the
               foregoing.

               (c) Exclusivity. Sellers will not (and neither will not permit any Affiliate of or Persons acting in concert with Sellers to) at any time prior to the Closing Date: (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation or share exchange, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Sellers, the Directories or any Purchased Assets or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, execute, sign, deliver or enter into any agreement (whether written or oral) relating to, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Sellers (as the case may be) will notify TransWestern immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms thereof, the terms thereof and their response thereto.

               (d) General Obligation to Close. Each of the Parties will use their respective reasonable best efforts to take all actions and to do all things necessary or desirable to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfaction, but not waiver, of the closing conditions set forth in Article 5) and to cause the other conditions to TransWestern's and Sellers' obligations hereunder to be satisfied as soon as practicable but in any event no later than required to permit the Closing to occur on or prior to November 30, 1998.

               4.2 Other Covenants.

               (a) Full Access. At all times prior to the Closing Date, Sellers shall permit TransWestern and its respective employees, accountants, legal counsel and other representatives to have full access (at all reasonable times based upon the intent of the Parties that this transaction be confidential until the Closing Date and upon reasonable notice and in a manner so as not to interfere with Sellers' normal business operations) to their premises, properties, personnel, books, records, contracts, Tax records, and documents of or pertaining to Sellers, the Purchased Assets or the Directories, as is reasonably necessary or (in the opinion of TransWestern) desirable to consummate all of the transactions contemplated herein. All information given to TransWestern and its representatives shall be subject to the confidentiality provisions set forth in Section 7.2(a).

               (b) Notice of Developments. At all times prior to the Closing Date, (i) Sellers will give prompt written notice to TransWestern of any development affecting the condition, operation, results of operations, or future prospects of the Directories or any Purchased Assets, and (ii) each Party will give prompt written notice to the other of any development affecting the ability of the notifying Party to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 4.2(b) shall be deemed to amend or supplement the schedules attached hereto delivered by such Party or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by such Party.

               (c) Employee Matters. Immediately prior to the Closing, Sellers shall terminate the employment of all of the employees identified (the "Employees") on the attached "Employee Schedule," which schedule shall be prepared and delivered by TransWestern to Sellers at least two (2) business days prior to the Closing. Immediately after the Closing, TransWestern will offer employment to the active Employees. Nothing in this Agreement shall obligate TransWestern to offer employment to any employee of Sellers or any other individual other than the Employees; and nothing in this Agreement shall limit the ability of TransWestern to terminate the employment of any Employee at any time and for any reason, whether for cause or without cause. From and after the Closing Date, Sellers shall retain all Liabilities arising under or in connection with any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee benefit plan or arrangement at any time maintained or contributed to by Sellers, including, but not limited to, those Liabilities arising under Part 6 of Title I of ERISA and Section 4980B of the Code. Sellers shall be additionally responsible for all Liabilities (i) relating to compensation (including insurance benefits) of any Employee for periods prior to the Closing Date and of any other employee of Sellers for any period and/or (ii) arising as a result of the transactions contemplated by this Agreement, including, but not limited to, severance compensation and bonus payments, except for Liabilities identified on the Assumed Liability Schedule, which shall include all accrued vacation pay for the Employees.

               4.3 TransWestern's Post-Closing Collection Obligation. From and after the Closing, TransWestern shall assume responsibility for all billing and collection activities associated with any Prior Edition of any Directory, including, but not limited to, collection of all trade accounts receivable outstanding as of the Closing (including local, foreign and national advertising accounts) (which accounts receivable collectively are referred to as "Sellers' Closing Accounts Receivable"). TransWestern shall apply any payments (including interest (if any)) collected by it hereunder first, to payment of Sellers' Closing Accounts Receivable on a customer-by-customer basis (with priority over payments owed to the Company by the same creditor for advertising services on Future Editions) until either Sellers' Closing Accounts Receivable are paid in full or the occurrence of the Accounts Receivable Measurement Date and shall remit such applicable amounts collected to Sellers on a weekly basis. During such time, TransWestern agrees to use collection methods consistent with its past custom and collection practice. TransWestern shall not settle or compromise amounts due under any Sellers' Closing Accounts Receivable without providing Sellers with seven (7) days prior notice of the proposed settlement or compromise, and Sellers and TransWestern shall cooperate and work jointly to reach agreement during such seven (7) day period with respect to all adjustments, settlements and write-offs to be taken in connection with any such settlement or compromise. Sellers agree to respond to all requests by TransWestern to evaluate any such settlement in a timely manner (and, in any event, shall respond to such notice by TransWestern within three (3) business days after receipt thereof). TransWestern shall deliver aging reports and a "cash received" journal for Customer Contracts to Sellers on a monthly basis prior to the Accounts Receivable Measurement Date. After such date, TransWestern in its discretion may terminate, without any further obligation to the Sellers hereunder or Sellers may require termination regarding, any collection efforts with respect to such Sellers' Closing Accounts Receivable. Sellers and their accountants reserve the right to examine (at their own expense, at reasonable times upon prior notice, and on a scope limited to the collection records at issue) the books and records of TransWestern during the period of time when TransWestern is responsible for the collection of Sellers' Closing Accounts Receivable to verify the aging report given to Sellers.

                             ARTICLE 5 - CONDITIONS

               5.1    Conditions To Closing.

               (a) Conditions to Closing Obligations of TransWestern. The obligation of TransWestern to consummate the transactions contemplated hereby is subject to satisfaction at or prior to the Closing Date of the following conditions:

                      (i) Sellers' representations and warranties set forth in
               Section 3.1 shall be true and correct in all material respects, in each case at and as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties (without giving effect to any disclosures made after the date hereof pursuant to Section 3.1(u)), except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct as of a specified date and except for changes contemplated by this Agreement.

                      (ii) Sellers shall have performed and complied in all
               material respects with all of their respective covenants and agreements set forth in this Agreement through the Closing Date.

                      (iii) All governmental or third party filings, licenses,
               consents, authorizations, waivers and approvals (including, without limitation, any consent or approval that may be required from TransWestern's lenders) that are required to be made or obtained for the transfer to TransWestern of the Purchased Assets will have been duly made and obtained without conditions or requirements that are materially adverse to TransWestern.

                      (iv) As of the Closing Date, no suit, action or proceeding before any court or quasi-judicial or administrative agency shall be pending or threatened wherein any adverse judgment, decree, order or injunction would (i) prevent the consummation of the transactions contemplated by this Agreement, (ii) cause any of such transactions to be rescinded following consummation of the transactions contemplated by this Agreement, (iii) materially and adversely affect the right of TransWestern to operate or control the Directories or (iv) result in a Material Adverse Effect (and no such judgment, decree, order or injunction shall be in effect).

                      (v) There shall have occurred no Material Adverse Effect
               since September 30, 1998.

                      (vi) Sellers shall have delivered to TransWestern a
               certificate signed by officers of Sellers to the effect that each of the conditions specified above in subsections (a)(i)-(vii), inclusive, are satisfied in all respects.

                      (vii) A.P. Cook, III, Philip J. Curtis and Phil S. Willis,
               III shall have entered into non-compete agreements in form and substance satisfactory to TransWestern and such agreements shall not have been amended or modified and shall be in full force and effect.

                      (viii) TransWestern shall have received from Curtis,
               Curtis & Thomson, P.C., counsel to Sellers, an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to TransWestern and dated as of the Closing Date; and

                      (ix) On or prior to the Closing Date, Sellers will have
               delivered, or made available, to TransWestern each of the following:

                             (A) copies of all governmental licenses, consents,
                      authorizations, accreditations, waivers and approvals and of all consents, waivers and approvals by third parties that are required to be obtained pursuant to subsection
                      (iii) above;

                             (B) short-form good standing certificates for each
                      Seller issued by the Corporation, Securities and Land Development Bureau, Department of Consumer and Industry Services of the State of Michigan, each dated as of a date within ten (10) days prior to the Closing Date;

                             (C) the certificates of incorporation of each
                      Seller, certified as of a date within ten (10) days prior to the Closing Date by the Corporation, Securities and Land Development Bureau, Department of Consumer and Industry Services of Michigan, and bylaws of each Seller certified by each Seller's respective Secretary; and

                             (D) copies of all of the invoices or other
                      documentation satisfactory to TransWestern of all Pre-Paid Direct Cost and Pre-Paid Deferred Costs associated with each of the Future Editions, (ii) a copy of the licensing agreement entered into by Sellers for the licensing of white pages in connection with publication of each of the Future Editions, (iii) copies of printing quotes obtained in connection with publication of each of the Future Editions, if available and (iv) the Pro Forma.

                      (x) TransWestern shall have completed to its satisfaction
               a business, legal, environmental and financial due diligence review of Sellers, the Directories and the Purchased Assets.

               (b) Conditions to Closing Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated hereby is subject to satisfaction at or prior to the Closing Date of the following conditions:

                      (i) TransWestern's representations and warranties set
               forth in Section 3.2 shall be true and correct in all material respects, in each case at and as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties (without giving effect to any disclosures made after the date hereof pursuant to Section 3.2(f)) except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct as of a specified date and except for changes contemplated by this Agreement;

                      (ii) TransWestern shall have performed and complied in all material respects with all of its covenants and agreements set forth in this Agreement through the Closing Date;

                      (iii) All governmental or third party filings, licenses,
               consents, authorizations, waivers and approvals that are required to be made or obtained by TransWestern for the transfer to TransWestern of the Purchased Assets will have been duly made and obtained without conditions or requirements that are materially adverse to Sellers;

                      (iv) TransWestern shall have delivered to Sellers a
               certificate signed by an officer of TransWestern to the effect that each of the conditions specified in subsections (b)(i) through (iii) are satisfied in all respects;

                      (v) TransWestern shall have paid the Base Purchase Price
               to Sellers and shall have delivered the Seller Note to Sellers.

               All actions to be taken by any Party in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the other Party. Any Party may waive any condition to such Party's obligation, in whole or in part, specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing Date or if the Closing occurs; provided, however, that consummation of the Closing shall not operate as a waiver of any indemnification rights such Party may otherwise have hereunder as a result of any breach of any representation, warranty or covenant of the other Party contained herein.


                             ARTICLE 6 - TERMINATION

               6.1 Termination. The Parties may terminate this Agreement as provided below:

               (a) TransWestern and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing.

               (b) TransWestern may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing Date in the event Sellers are in breach of any representation, warranty, covenant or closing condition (or if such closing condition has not been satisfied by its own terms) contained in this Agreement; provided, that the Seller shall have five (5) days upon such notice to cure any breach specified therein.

               (c) Sellers may terminate this Agreement by giving written notice to TransWestern at any time prior to the Closing Date in the event TransWestern is in breach of any representation, warranty, covenant or closing condition contained in this Agreement; provided, that TransWestern shall have five (5) days upon such notice to cure any breach specified therein.

               (d) TransWestern may terminate this Agreement at any time prior to the Closing Date if the Closing shall not have occurred on or prior to the close of business on December 31, 1998 as a result of Sellers' inability to satisfy the conditions set forth in Article 5; provided that TransWestern is not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that TransWestern will not be entitled to terminate this Agreement pursuant to this Section 6.1(d) if TransWestern's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

               (e) Sellers may terminate this Agreement by giving written notice to TransWestern at any time prior to the Closing Date if the Closing shall not have occurred on or before the close of business on December 31, 1998 as a result of TransWestern's inability to satisfy the conditions set forth in Article 5; provided that Sellers are not in material breach of any of their representations, warranties or covenants contained in this Agreement; and provided, further, that Sellers will not be entitled to terminate this Agreement pursuant to this Section 6.1(e) if Sellers' willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

               6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1(a), all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that Sections 7.2,
7.5 and 7.6(n) shall survive such termination.


                        ARTICLE 7 - ADDITIONAL AGREEMENTS

               7.1 Post-Closing Assistance. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and to effect, consummate, confirm or evidence the consummation of the transactions contemplated hereby (including, without limitation, with respect to the sales into, printing and publication of each of the Future Editions and with respect to TransWestern's collection obligations under Section 4.4), each of the Parties will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7.3). During the six-year period following the Closing Date, TransWestern shall have reasonable access to Sellers' books and records (and to make copies thereof at TransWestern's expense) for any proper purpose set forth by TransWestern in a writing delivered to Sellers. After the Closing Date, Sellers may destroy or otherwise dispose of such books and records; provided, that TransWestern has received notice of such intentions and has had a reasonable opportunity to review or copy such records prior to their destruction or disposal.

               7.2    Confidentiality.

               (a) Information Concerning the Parties. Regardless of whether the transactions hereunder are consummated, (i) TransWestern and its Affiliates shall keep confidential all information regarding Sellers' telephone directory business which is or has been furnished to TransWestern or its directors, officers, employees, representatives, advisors or Affiliates by or on behalf of Sellers and (ii) Sellers shall keep confidential all information regarding TransWestern's business which is or has been furnished to Sellers, or any of their shareholders, partners, directors, officers, employees, representatives, advisers or Affiliates by or on behalf of TransWestern. In the event the transactions contemplated by this Agreement are not consummated, the Parties shall return (or certify the destruction of) all materials in their possession containing confidential information belonging to another Party and shall not use any such information for any purpose whatsoever. The foregoing notwithstanding, none of the provisions in this Section 7.2(a) shall apply to any information which (x) is already in a Party's possession (provided that such information is not subject to another confidentiality agreement with or other legal or fiduciary obligation of secrecy to the Party to which the information relates (such agreements and obligations being referred to as

        "Confidentiality Obligations")); (y) becomes generally available to the public other than as a result of any breach of this Section 7.2(a) or a Confidentiality Obligation; or (z) becomes available to a Party on a non-confidential basis from a source other than the Party to which the information relates (provided that such source is not bound by a Confidentiality Obligation with, or other legal or fiduciary obligation of, secrecy to the Party to which the information relates).

               (b) Notice of Compulsory Disclosure. In the event any Party hereto is required to disclose any confidential information pursuant to applicable law, such Party shall promptly notify each other Party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other Party to preserve the confidentiality of such information consistent with applicable law.

               7.3    Non-Competition.

               (a) As a material inducement to TransWestern to enter into and perform its obligations under this Agreement, for a period of five years following the Closing Date (the "Noncompetition Period"), neither Sellers nor any of their successors or affiliates will, directly or indirectly, either for themselves or for any partnership, individual, corporation, joint venture or any other entity participate in any business (including, without limitation, any division, group or franchise of a larger organization) which engages in or proposes to engage in the promotion, sale, distribution, production or printing of telephone directory "yellow pages" or similar products or related services in any county of Michigan which is covered by the Directories or any county in the United States covered by any other yellow-page directory owned or published by TransWestern or any of its affiliates during the Noncompetition Period. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise); provided, that "participate in" shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national stock exchange or in the over-the-counter market.

               (b) Sellers agree that TransWestern would suffer irreparable harm from a breach by such Party of any of the covenants or agreements contained in Section 7.3(a). Accordingly, in the event of an alleged or threatened breach by Sellers or any of their affiliates of any of the provisions of this Section 7.2(c), TransWestern or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof equal to the length of the violation of this Section 7.3(a).

               (c) If, at the time of enforcement of this Section 7.3(a), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Sellers agree that the restrictions contained in subsection 7.3(a) are reasonable.

               (d) During the Non-Competition Period, none of Sellers or any of their affiliates shall (i) induce or attempt to induce any employee of TransWestern to leave the employ of TransWestern, or in any way interfere with the relationship between TransWestern and any employee thereof, (ii) hire directly or through another entity any person who was an employee of TransWestern at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of TransWestern to cease doing business with TransWestern, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and TransWestern (including, without limitation, making any negative statements or communications concerning TransWestern).

               (e) Each Party agrees that the covenants made in this Section 7.3 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

               7.4    Indemnification.

               (a) In addition to all rights and remedies available to TransWestern at law or in equity, Sellers shall jointly and severally indemnify TransWestern, its affiliates, members, managers, officers, employees, agents, representatives, permitted successors and assigns (collectively, the "TransWestern Indemnities") in respect of, and save and hold each TransWestern Indemnitee harmless against, and pay on behalf of or reimburse each TransWestern Indemnitee for, as and when incurred at any time after the Closing Date or such earlier date when this Agreement may be terminated pursuant to Article 6, any Loss which any such TransWestern Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                      (i) any breach of any representation, warranty, covenant
               or agreement made by Sellers in this Agreement or any facts or circumstances constituting such a breach;

                      (ii)   any Excluded Liability; or

                      (iii) any Sales/Use Tax Liability.

               (b) In addition to all rights and remedies available to Sellers at law or in equity, TransWestern shall indemnify Sellers and their affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, "Seller Indemnitees") in respect of, and save and hold each of them harmless from and against, and pay on behalf of or reimburse each Seller Indemnitee for, as and when incurred at any time after the Closing Date or such earlier date when this Agreement may be terminated pursuant to Article 6, any Loss which such Seller Indemnitee may suffer, sustain or become subject to, as the result of, in connection with, relating to or incidental to or by virtue of the breach by TransWestern of any representation, warranty, covenant or agreement made by TransWestern contained in this Agreement, or any facts or circumstances constituting such a breach, or any Assumed Liability.

               (c) If a party hereto seeks indemnification under this Section 7.4, such party (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation (a "Proceeding") shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 7.4, the Indemnified Party shall within thirty (30) days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided however, that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full Indemnity pursuant to Section 7.4, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a "Joint Defense Proceeding") for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties. If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within thirty (30) days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

               (d) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of any Loss incurred by the Indemnified Party hereunder but in any event not later than thirty (30) days after Indemnifying Party received notice of a Loss.

               (e) In addition to any other remedies, TransWestern shall be entitled to set-off any amounts due or payable by Sellers to TransWestern pursuant to, under or in connection with this Agreement against any amount (including, without limitation, in respect of the Seller Note) otherwise due or payable by TransWestern to Sellers under this Agreement.

               7.5    Arbitration.

               (a) The arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section 7.3 (the "Disputes"), provided that, nothing in this Section 7.4 shall prohibit a party hereto from instituting litigation to enforce any Final Determination or availing itself of the remedies set forth in Section 7.2(c). The Parties hereby agree and acknowledge that, except as otherwise provided in this
        Section 7.4 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of Michigan law.

               (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of Arbitration") and by filing a copy of such Notice of Arbitration with the Detroit, Michigan office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

               (c) Sellers, jointly, and TransWestern each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Sellers' Arbitrator" and "TransWestern's Arbitrator," respectively). In the event that either Party fails to select an independent arbitrator as set forth herein within 20 days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other Party. Sellers' Arbitrator and TransWestern's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 7.4. If Sellers' Arbitrator and TransWestern's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Sellers' Arbitrator and TransWestern's Arbitrator shall each prepare a list of three independent arbitrators. Sellers' Arbitrator and TransWestern's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within 7 days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Sellers' Arbitrator and TransWestern's Arbitrator.

               (d) The arbitrator(s) selected pursuant to clause (c) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if TransWestern submits a claim for $1,000, and if Sellers contest only $500 of the amount claimed by TransWestern, and if the arbitrator(s) ultimately resolves the dispute by awarding TransWestern $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. 300 divided by 500) to Sellers and 40% (i.e. 200 divided by 500) to TransWestern.

               (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

               (f) TransWestern and Sellers may enforce any Final Determination in any state or federal court having jurisdiction over the dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each Party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.

               (g) If any Party shall fail to pay the amount of any damages, if any, assessed against it within ten (10) days of the delivery to such Party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) 18% and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such Party shall promptly reimburse the other Party for any and all costs or expenses of any nature or kind whatsoever (including but not limited to all attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

               7.6    Miscellaneous.

               (a) Representations and Warranties. All of the representations and warranties made by TransWestern in this Agreement and all of the representations and warranties made by Sellers shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, regardless of any investigation made by any Party or on its behalf. Neither Party's participation in the consummation of any transaction pursuant to this Agreement (or any agreement contemplated hereby) nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other Party be true and correct) will constitute a waiver by such participating Party of any representation or warranty of any Party or otherwise affect the survival of any such representation and warranty which shall continue in full force and effect after the Closing.

               (b) Press Releases and Announcements; Notice to Customers. All press releases and other public announcements and all announcements to Sellers' customers, suppliers, licensees or employees relating to the transactions contemplated hereby (including with respect to any termination of this Agreement pursuant to Article 6) shall be prepared jointly by Sellers and TransWestern. Without in any way limiting the generality of the foregoing, at the request of TransWestern, Sellers shall assist in promptly notifying (in a manner in form and substance mutually satisfactory to TransWestern and Sellers) each of its customers and each other Person deemed by TransWestern to be an appropriate recipient of such notice (i) that TransWestern will own and publish all editions of the Directories as of the Closing Date and (ii) setting forth such other information as TransWestern and Seller may reasonably request to confirm or evidence the transfer of the Directories to TransWestern. After the Closing until the Accounts Receivable Measurement Date, TransWestern may use billing statements containing Sellers' name in connection with its collection obligations under
        Section 4.3 and to provide notice thereon of the change in billing address resulting from the transactions contemplated herein.

               (c) Further Transfers and Assurance. Each Party will execute and deliver such other documents as the other Party may reasonably request to effect, consummate, confirm or evidence the transfer to such other Party of the Purchased Assets and any other transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent there are any assets necessary or (in the opinion of TransWestern) advisable to the ownership and publication of the Directories as presently owned and published by Sellers and as proposed to be owned and published by TransWestern that are not transferred hereunder to TransWestern, Sellers will execute and deliver such further instruments of conveyance and transfer and take such additional action as may be required to transfer such assets to TransWestern.

               (d) Name and Logos of Parties. The Parties hereby agree that the cover of the first edition of each Directory to be published after the Closing shall, commencing with the 1999, 2000 Ann Arbor, Ypsilanti & Washentaw County Area Directory, be designed to reflect the names and logos of each of TransWestern and Sellers and shall be produced in a style and format reasonably acceptable to TransWestern and Sellers.

               (e) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               (f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof (including the letter agreement by TransWestern to Universal Phone Books, Inc. dated September 23, 1998).

               (g) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

               (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (i) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (j) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered, if personally delivered, (ii) when receipt is electronically confirmed, if faxed (with hard copy to follow via first class mail, postage prepaid) or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below:

If to Sellers:                           with a copy (which shall not constitute
                                         notice) to:
Mr. A.P. Cook, III                       Phillip J. Curtis, Esq.
3411 Stonewall Rd.                       120 W. Michigan Avenue, Suite 1500
Jackson, MI  49203                       Post Office Box 594
Telecopy #:  (517) 788-9872              Jackson, Michigan  49204
                                         Telecopy #:  (517) 787-5622
and

Phil S. Willis, III
P.O. Box 39
Jackson, MI  49204
Telecopy #: (517) 788-9872

If to TransWestern:                      with a copy (which shall not constitute
                                         notice) to:
TransWestern Publishing Company
8328 Clairemont Mesa Blvd.               Kirkland & Ellis
San Diego, CA  92111                     200 East Randolph Drive
Attn: Ricardo Puente                     Chicago, IL  60601
         Joan Fiorito                    Attn: Wendy L. Chronister, Esq.
Chief Financial Officer                  Telecopy #: (312) 861-2200
Telecopy #:  (619) 292-4125

               Any Party may change the address and/or telecopier number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

               (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF MICHIGAN, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF MICHIGAN OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MICHIGAN.

               (l) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               (n) Expenses. Except as otherwise specifically provided herein, Sellers and TransWestern each will bear its own costs and expenses (including legal and broker fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               (o) Failure to Close by November 30, 1998. In the event that the transactions contemplated herein do not close by November 30, 1998 solely by reason of TransWestern's failure to meet a prescribed material closing condition, and if, and only if: (i) Sellers are not individually or jointly in breach of any of the representations, warranties, covenants or other of Sellers' requirements set forth or contemplated herein, and (ii) Sellers have complied with each closing condition prescribed herein as of such date, and each day during the Reimbursement Period (as defined below), then TransWestern shall reimburse Sellers for the deferred costs and expenses in the categories described on the Pre-Paid Deferred Costs Schedule incurred from November 30, 1998 until the sooner of (a) the Closing Date or (b) a termination of the Agreement as allowed under Article Six (the "Reimbursement Period").

               (p) Taxes; Recording Charges. All transfer, documentary, sales, use, stamp, registration, conveyance, income, gains, value added or other Taxes and fees arising out of the sale of the Purchased Assets or otherwise incurred in connection with this Agreement or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of all of the documents and instruments contemplated hereby shall be paid by Sellers.

               (q) Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the disclosure schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the disclosure schedules identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

               (r) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (s) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                                    * * * * *

               IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   TRANSWESTERN PUBLISHING COMPANY LLC

                                   By: TransWestern Communications Company Inc., its Manager

                                   By: /s/ RICARDO PUENTE
                                      -----------------------------------

                                   Its: CEO and President
                                        ---------------------------------

                                   SELLERS:

                                   UNIVERSAL PHONE BOOKS, INC.

                                   By: /s/ A. P. COOK, III
                                      -----------------------------------

                                   Its:  President
                                       ----------------------------------

                                   UNIVERSAL PHONE BOOKS OF JACKSON, INC.


                                   By: /s/ A. P. COOK, III
                                      -----------------------------------

                                   Its: President
                                       ----------------------------------




Agreed to and acknowledged this day:

/s/ A. P. COOK, III
-------------------------------
A.P. COOK, III




                  (Signature Page to Asset Purchase Agreement)

                           UNSECURED PROMISSORY NOTE

$2,000,000                                                     November 30, 1998
                                                           San Diego, California

     FOR VALUE RECEIVED, TransWestern Publishing Company LLC ("TransWestern"), hereby promises to pay to the joint order of Universal Phone Books, Inc. and Universal Phone Books of Jackson, Inc. ("Payee") on May 31, 2000, the original principal sum of Two Million Dollars ($2,000,000), as may be adjusted pursuant to the terms hereof, together with interest thereon calculated from the date hereof.

     This Promissory Note (this is being issued pursuant to an Asset Purchase Agreement, dated as of November 20, 1998 (as amended and modified from time to time, the "Purchase Agreement"), between TransWestern, the Payee and the majority shareholder of the Payee, and this Note is the unsecured "Seller Note" referred to in, and being issued to the Holder pursuant to, Section 2 of the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the Payee, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Section 2 of the Purchase Agreement provides for adjustment to and prepayment of the principal amount of this Note pursuant to the terms set forth therein.

     Interest on the unpaid principal amount of this Note will accrue from and including the date hereof until and including the date such principal is paid, at the rate of the Prime Rate of interest (as published from time to time in the Wall Street Journal) per annum or if lower, the highest rate permitted by applicable law.

     The principal indebtedness represented by this Note (as adjusted pursuant to the Purchase Agreement) may be prepaid, in whole or in part, without the prior written consent of the Payee at any time and from time to time and without premium or penalty. Upon prepayment of this Note, TransWestern shall simultaneously pay any and all interest accrued on this Note to the date of such prepayment. In the event of a Sale of TransWestern, this Note shall become immediately due and payable in full.

     For purposes of this Note, (i) "Sale of TransWestern" means the sale of TransWestern to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (A) a majority of the voting membership interests of TransWestern (whether by merger, consolidation or sale or transfer of the TransWestern's capital stock) or (B) all or substantially all of the TransWestern's assets determined on a consolidated basis and (ii) "Independent Third Party" means any person, who immediately prior to the contemplated transaction, does not own (and its affiliates do not own), in excess of 5% of TransWestern's membership interests on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the TransWestern's membership interests and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the TransWestern's membership interests.

     TransWestern agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, costs of collection and court costs, incurred or paid by the Payee in connection with the enforcement of the Payee's rights under this Note. Except as otherwise expressly provided herein, the provisions of this Note may be amended and TransWestern may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if TransWestern has obtained the written consent of the Payee.

     Neither TransWestern nor the Payee may assign any of its rights or obligations hereunder without the consent of the other Person.

     After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to TransWestern for cancellation and shall not be reissued.

     If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the States of Michigan or California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

        This Note shall be governed by the law of the State of Michigan.



                                     *****

     IN WITNESS WHEREOF, the undersigned has executed this Unsecured Promissory Note as of the date first written above.

                              TRANSWESTERN PUBLISHING COMPANY LLC

                              By:  TransWestern Communications Company, Inc.
                              Its: sole manager

                              By:  /s/ [SIG]
                                  ----------------------------------------

                              Its:  V.P.-CFO, Asst. Sec'y
                                   ---------------------------------------

                                   EXHIBIT A
                                  (PRO FORMA)



SUMMARY OF COSTS ADVANCED

                                      Jackson        Ann Arbor      Totals
COSTS ELIGIBLE FOR REIMBURSEMENT
  PREPAID DIRECT COSTS                299,067         519,337      818,404
  PREPAID DEFERRED COSTS               43,545          97,298      140,843
                                      -------         -------      -------
    SUBTOTAL                          342,612         616,635      959,247

ESTIMATED DEPOSIT ON SALES            190,095         197,412      387,507
                                      -------         -------      -------
ESTIMATED AMOUNT DUE UNIVERSAL        152,517         419,223      571,740
                                      =======         =======      =======

                              RECEIVABLES SCHEDULE



Estimated FISCAL YEAR RECEIVABLES
as of November 30, 1998                      $1,023,615.91

     Less BAD DEBT RESERVE                   $ (408,000.00)

     Plus ALL ADJUSTMENTS AND WRITE OFFS
     as of November 30, 1998                 $  276,288.20
                                             -------------

Estimated NET COLLECTION AMOUNT
as of November 30, 1998                      $  891,904.11

                            PRE-PAID DEFERRED COSTS



SUPPORTING SCHEDULE
JACKSON 1999-2000 DEPARTMENT 32

                                        Actual       Estimate
                                         Thru        November
                                       10/31/98        1998        Total
                                       ---------------------------------
SALES AIDS MATERIALS                     2,956         1,580       4,536
TRAINING MATERIAL                            0             0           0
CONTRACT LABOR                               0             0           0
APPOINTMENT SETTERS                      9,054        10,000      19,054
NATIONAL SALES                           1,645         1,600       3,245
MARKETING                                9,456             0       9,456
EQUIPMENT LEASE                              0             0           0
OFFICE SUPPLIES                            427           181         608
POSTAGE & FREIGHT                           11             7          18
RENT-OFFICE                                840           840       1,680
SALARIES & WAGES-SALES SEC.              1,402         1,400       2,802
PROPERTY TAXES                               0             0           0
TELEPHONE & FAX                          1,091         1,055       2,146
                                       ---------------------------------
                                        26,882        16,663      43,545
                                       =================================


SUPPORTING SCHEDULE
ANN ARBOR 1999-2000 DEPARTMENT 31

SALES AIDS MATERIALS                     6,951         1,308       8,259
TRAINING MATERIAL                            0             0           0
CONTRACT LABOR                              73             0          73
APPOINTMENT SETTERS                     20,716        10,000      30,716
NATIONAL SALES                           4,501         1,600       6,101
MARKETING                               30,793             0      30,793
EQUIPMENT LEASE                          1,141           196       1,337
OFFICE SUPPLIES                          1,778           270       2,048
POSTAGE & FREIGHT                          590           200         790
RENT-OFFICE                              6,230         1,571       7,801
SALARIES & WAGES-SALES SEC.              2,502         1,800       4,302
PROPERTY TAXES                             143           143         286
TELEPHONE & FAX                          3,794           998       4,792
                                       ---------------------------------
                                        79,212        18,086      97,298
                                       =================================

                         PRE-PAID DIRECT COSTS SCHEDULE


SUPPORTING SCHEDULE
JACKSON 1999-2000 DEPARTMENT 32

                                             Actual         Estimate
                                              Thru          November
                                            10/31/98          1998          Total
                                           ---------------------------------------
DISTRIBUTION-CONTRACTOR                            0          1,587          1,587
PRINTING COSTS-TEXT PRINTER                        0              0              0
PRODUCTION-SALARY & WAGE                           0              0              0
PRODUCTION COSTS-IN HOUSE                     12,119         14,000         26,119
TALX-YELLOW                                        0              0              0
WHITE PAGES                                        0              0              0
TALX-WHITE                                         0              0              0
TALKING PAGES                                  2,920          2,342          5,262
AUTO ALLOWANCE & EXP.-MGMT                     1,125              0          1,125
AWARDS & INCENTIVES                            1,623            500          2,123
COMMISSIONS-SALESPERSON                      109,114         76,000        185,114
PER DIEM-SALES REPS                              330            360            690
SALES-ADMINISTRATIVE                          10,921         11,000         21,921
SALARIES-MANAGER                               3,192          4,788          7,980
SALARY & WAGE-TRAINING                         9,000          2,700         11,700
TAXES & FRINGE                                20,370         15,076         35,446
                                           ---------------------------------------
                                             170,714        128,353        299,067
                                           =======================================

SUPPORTING SCHEDULE
ANN ARBOR 1999-2000 DEPARTMENT 31

DISTRIBUTION-CONTRACTOR                        3,263          1,587          4,850
PRINTING COSTS-TEXT PRINTER                    1,540              0          1,540
PRODUCTION COSTS-IN HOUSE                     36,034         14,000         50,034
PRODUCTION-SALARY & WAGE                           0              0              0
TALX-YELLOW                                        0              0              0
WHITE PAGES                                   18,390              0         18,390
TALX-WHITE                                         0              0              0
TALKING PAGES                                  3,547          2,423          5,970
AUTO ALLOWANCE & EXP.-MGMT                     2,250            450          2,700
AWARDS & INCENTIVES                              800          1,700          2,500
COMMISSIONS-SALESPERSON                      205,569         67,050        272,619
PER DIEM-SALES REPS                            2,060            929          2,989
SALES-ADMINISTRATIVE                          32,466         11,000         43,466
LODGING                                       42,724          3,683         49,407
SALARY TRAINING                               11,860          4,680         16,540
SALARIES-MANAGER                                   0              0              0
SALARY & WAGE                                      0              0              0
TAXES & FRINGE                                36,275         12,057         48,332
                                           ---------------------------------------
                                             399,778        119,559        519,337
                                           =======================================

                               CONTRACTS SCHEDULE
                           (Other assumed contracts)


        1. Quebecor Printing Directory Sales Corporation, formerly known as NADCO Sales Corporation - printing.

        2. Market Distribution Specialists, Inc. - provides distribution services on a book-by-book basis, contract expired July 31, 1998.

        3.      Community Newspapers - distribution of 1998 Lansing Directory.

        4.      IT Networks - talking pages.

        5.      Maintenance contracts on copiers.

        6.      Safesys, Inc. - building security.

        7. TALKS (formerly EKI) - data entry services. No written contractual arrangement.

        8. Emmons Service - trash collection. May be terminated at any time.

        9.      License Agreement with Ameritech - white page listings.

        10.     License Agreement with General Telephone - white page listings.

                             ASSUMED LEASE SCHEDULE


        1. Pitney Bowes Credit Corporation - mail machine with scale and three postage meters.

        2. 777 N. River Road, Freeland, Michigan - lease of space for telephone relay. Rent of $100.00 per month. Extension of original lease expired September 15, 1998 and continues on a month-to-month basis.

        3. 2500 Packard, Ann Arbor, Michigan - Ann Arbor office. Three year extension of the original lease commencing August 1, 1998 through July 31, 2001, with a monthly rental of $1,571.50 for the first year; $1,627.62 for the second year; and $1,683.75 for the final year of the lease with the tenant having the right to terminate the lease effective either July 31, 1999 or July 31, 2000 upon 120 days written notice to the landlord.

        4. 3240 Christy Way, Suites 3 and 4, Saginaw, Michigan - Saginaw office. Five year term commencing December 1, 1997, with a monthly rental of $1,250 for the first year; $1,350 for the second year; $1,425 for the third year; $1,500 for the fourth and fifth years.

        5. 6035 Executive Drive, Suite 106, Lansing Michigan - Lansing office. Four year term commencing October 1, 1998, with rent of $300 per month subject to an annual cost of living adjustment.

        6. 2 Universal Way, Jackson, Michigan - Jackson office. New one year lease between KAPB, L.L.C. and TransWestern Publishing Company, L.L.C. with a monthly rental of $5,450 plus payment of all utilities, insurance and real estate taxes by the tenant.

        7. AT&T - telephone system for each of the offices - five separate leases, four of which have 19 months remaining and one with 24 months remaining.

        8. IKON Office Solutions - Cannon NP3050 copier for Ann Arbor office. Lease purchase with $1.00 buyout - 12 month lease commencing in January, 1998.

        9. IKON Office Solutions - Copier for Saginaw office. Lease purchase with $1.00 buyout - 12 month lease commencing March, 1998.

                              FIXED ASSET SCHEDULE

    #  1-COMPUTERS
     1 ACT 386SX COMPUTERS (2)
     1 PRU 1200 LXT PRINTER
     1 HIGH SPEED PRINTER & MODEM
     1 MIDMICH MICORO MAC COMPUTERS #950
     1 COMPUTER SELLER MODEM
     1 VARIOUS COMPUTERS
     1 MAC MALL EQUIPMENT #6100
     2 MAC MALL EQUIPMENT #6100
     4 MAC MALL EQUIPMENT #6100
     1 COMPUTER DRIVE
     4 HEWLETT PACKARD 560C PRINTER
     1 4MB MEMORY FOR APPLE MAC
     1 HP LASER JET III SI
     1 ES-1000C PRO PHOTO MODULE-COLOR SCANNER
     1 DIAD COMPUTER
     1 1MB CACHE FOR GRAPHICS
     1 GRAPHICS HARDWARE CLUBMAC
     1 APPLE COMPUTER OR GRAPHICS-8500
     1 GRAPHICS MONITOR CDW COMPUTER
     1 GRAPHICS HARDWARE-POWERWAVE 604
     1 TAPE BACK UP SYSTEM
     1 COMPUTER MORRIS OFFICE
     1 20 MEG PRINTER, PRINTEK DEMO
     1 BUICK LeSABRE
     1 PEN 180 PRO

    #  2-COPIERS
     2 CANON NP-3825 COPIER
     2 BROTHER 1250
     4 BROTHER 1250 FAX
     1 CAPITAL COMMUNICATIONS COPIER
     4 MINOLTA FP 3170
     3 BROTHER FAX
     1 FAX MACHINE DOYLE

    #  3-OFFICE EQUIPMENT
     1 STEELCASE FILES
     1 SECRETARIAL DESK
     1 COMPUTER DESK

2 VARIOUS FURNITURE
3 VARIOUS FURNITURE
1 DESK
1 5 SWIVEL ARM CHAIRS
1 OVERHEAD PROJECTOR
1 FILE WITH LOCK
1 CABINET
1 FILE CABINET
1 FILE CABINET
1 OAK TABLE
1 PRINTER STAND
1 DRY ERASE BOARDS
1 2 FILE CABINETS
1 FOLDING TABLE
1 2 ROUND TABLES
1 3 FOLDING TABLES
1 LATERAL FILES
1 GREY PANELS
1 4 FOLDING TABLES
1 PUTTY FILE
1 PALLET JACK
1 3 FILES
1 TABLE COMPUTER
1 BOOKCASE
1 3 FOLDING TABLES 30X60
1 9 TABLES
1 3 BOOKCASES
1 TABLE 36X72
1 2 CALCULATORS
1 FILE CABINET
1 2 FILE CABINETS
1 2 DESKS & HUTCHES
1 GREASE BOARD
1 CHAIRS SWIVEL
1 DESK WITH HUTCH
1 PRINTER STAND
1 4 VACUUM CLEANERS
4 8 CHAIRS & CONF TABLE
1 MAC WAREHOUSE COMPUTER EQUIPMENT

SEVERAL PC'S AND MAC'S not recorded on above list as they were expensed when purchased. We have a total of 18 PC's, 2 PC servers, 8 Mac's and 1 Mac server.

Additional purchases of equipment made during the move to 2 Universal Way in the months of August, September and October of Desks, tables and chairs. These were expensed to "Moving Costs on our records. Detail is below.

2 FIVE DRAWER CABINETS
1 SIDE CHAIR
2 HON SIDE CHAIRS
8 48X60 PANELS
3 36X60 PANELS
6 24X60 PANELS
2 36" OVERHEADS
HON TASK CHAIR
HON SIDE CHAIR
ALL STEEL HUTCH
SAUDER BOOKCASE
96" FOLDING TABLE
ALL STEEL LATERAL FILE
HON VERTICAL LOCK
BLACK TWO DRAWER VERTICAL FILE
GREEN STORAGE CABINET
6 30X60 DOUBLE PEDESTAL DESK
12 TASK CHAIRS
4X8 DRY ERASE BOARD
ANDERSON HICKY FIVE DRAWER FILE
STEELCASE SINGLE PEDESTAL DESK
STEELCASE DESK
STEELCASE DOUBLE PEDESTAL DESK
UNITED SWIVEL CHAIR
DESK
COMPUTER TABLE
8 SIDE CHAIRS
NATIONAL CONFERENCE TABLE
OVAL CONFERENCE TABLE
8 SLED BASE STACKING CHAIRS
UNITED SWIVEL CHAIR
THREE DRAWER LATERAL FILE
STEELCASE TASK CHAIR

                           ASSUMED LIABILITY SCHEDULE

Liabilities to be assumed by TransWestern Publishing Company, L.L.C:

      1.    Accrued vacation pay for sellers employees hired by TransWestern.

      2. Personal property taxes for the City of Jackson, Blackman Township, Saginaw, Ann Arbor and Lansing due February 14, 1999 and thereafter.

      3.    Sales tax on any automobiles included on the Fixed Asset Schedule.

                       PURCHASE PRICE ALLOCATION SCHEDULE


Universal Phone Books, Inc.

     Goodwill            $9,800,000
     Fixed Assets        $   67,500
                         ----------

     Total:              $9,867,500

Universal Phone Books of Jackson, Inc.

     Goodwill            $5,500,000
                         ----------

     Total:              $5,500,000

                            RECENT EVENTS SCHEDULES

None.

                             REAL PROPERTY SCHEDULE


1.   Ann Arbor office - see Assumed Lease Schedule

2.   Saginaw office - see Assumed Lease Schedule

3.   Lansing office - see Assumed Lease Schedule

4.   Freeland office - see Assumed Lease Schedule

5.   Jackson office - see Assumed Lease Schedule

                              LITIGATION SCHEDULE



     None, other than routine collection actions regarding Customer Contacts.

                                 TAXES SCHEDULE



     None.

                             REAL PROPERTY SCHEDULE



1.   Ann Arbor Office - see Assumed Lease Schedule

2.   Saginaw office - see Assumed Lease Schedule

3.   Lansing office - see Assumed Lease Schedule

4.   Freeland office - see Assumed Lease Schedule

5.   Jackson office - see Assumed Lease Schedule

                               EMPLOYEE SCHEDULE
Albert, Paulette
Almond, Michael J.
Beauchamp, Kathy
Beyer, David K.
Bradley, Cynthia A.
Brozo, Adam J.
Brunell, Nancy J.
Burns, Scott A.
Counterman, Tracy A.
Daly, Charles Brian
Desjardin, Nicole E.
Eichhorn, Timothy E.
Heavy, Jason E.
Holman, Timothy
Johnson, Peter A.
Kempf, Jr., Albert J.
Kenton, Michelle
Lauterbach, Charles L.
Lehrke, Lisa R.
Louagie, Garald M.
Mashue, Arlene
McIvor, Carolyn S.
Meinhold, Jeremiah D.
Norkey, Jacqueline A.
Perry, Ernest
Price, James E.
Rainey, Dana J.
Reynold, Robert
Russell, Thad D.
Sager, Joyce
Schultz, Christopher J.
Shew, Michele
Sliker, Darrin J.
Southwell, Calvin W.
Sturgell, Robert
Tate, Susan
Umbras, Lawrence
Vollmer, Melinda A.
Weitzel, Thomas J.